Exhibit 99.18


                             JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the attached Schedule 13D is filed on behalf of each of them. The undersigned agree to the joint filing of such Schedule 13D and all amendments thereto and further agree as follows:

         Each of the  undersigned is  responsible  for the timely filing of such
Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but neither of the undersigned is responsible for the completeness or accuracy of the information concerning the other person executing this joint filing agreement, unless he knows or has reason to believe that such information concerning the other person is inaccurate.

         IN WITNESS WHEREOF, the undersigned hereby execute this agreement on June 17, 2003.



                                           /s/ Aubrey K. McClendon
                                           ------------------------------------
                                           AUBREY K. McCLENDON, an individual


                                           CHESAPEAKE INVESTMENTS, an Oklahoma
                                           Limited Partnership

                                       By: /s/ Aubrey K. McClendon
                                           ------------------------------------
                                           Aubrey K. McClendon, General Partner

                                           /s/ Tom L. Ward
                                           ------------------------------------
                                           TOM L. WARD, an individual

                                           TLW INVESTMENTS INC., an Oklahoma
                                           corporation

                                       By: /s/ Tom L. Ward
                                           ------------------------------------
                                           Tom L. Ward, President